UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

XENONICS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada (State of Incorporation or Organization)	84-1433856 (I.R.S. Employer Identification No.)

2236 Rutherford Road, Suite 123 Carlsbad, California (Address of Principal Executive Offices)	92008 (Zip Code)

If this form relates to the
registration of a class of securities
pursuant to Section 12(b) of the
Exchange Act and is effective
pursuant to General Instruction
A.(c), please check the following
box. ☐
If this form relates to the
registration of a class of securities
pursuant to Section 12(g) of the
Exchange Act and is effective
pursuant to General Instruction
A.(d), please check the following
box. ☒

Securities Act registration statement file number to which this form relates: 333-115324

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the Common Stock, par value $0.001 per share (“Common Stock”), of Xenonics Holdings, Inc., a Nevada corporation (“Xenonics”), to be registered hereunder is contained under the caption “Description of Securities” in the Prospectus which constitutes part of Xenonics’ Registration Statement on Form SB-2 (File No. 333-115324) initially filed with the Securities and Exchange Commission on May 10, 2004, as amended from time to time, and is incorporated herein by reference.

Item 2. Exhibits.

     The documents listed below are filed as exhibits to this Registration Statement:

Exhibit
Number	Exhibit Title
2.1	Agreement and Plan of Reorganization Among Xenonics, Inc. and Digital Home Theater Systems, Inc., dated July 24, 2003.(1)
3.1	Articles of Incorporation of Digital Home Theater Systems, Inc., dated as of October 15, 1997.(1)
3.2	Certificate of Amendment of Articles of Incorporation of Digital Home Theater Systems, Inc., dated as of July 23, 2003.(1)
3.3	Bylaws of Digital Home Theater Systems, Inc., dated as of July 23, 2003.(1)
4.1	Specimen Stock Certificate(1)
4.2	Form of outstanding Warrant Certificate of Xenonics Holdings, Inc.(1)
4.3	Form of Participating Dealer’s Warrant Agreement, entered into by Xenonics Holdings, Inc. and certain participating broker-dealers, on July 23, 2003.(1)
4.4	Form of Warrant to Purchase Common Stock of Xenonics Holdings, Inc., dated April 26, 2004, issued to White Rock Capital Partners, L.P.(1)
4.5	Form of Warrant to Purchase Common Stock of Xenonics Holdings, Inc., dated April 26, 2004, issued to Texrock, Ltd.(1)

(1)	Incorporated by reference to Xenonics’ Registration Statement on Form SB-2 (File No. 333-115324).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 24, 2004	XENONICS HOLDINGS, INC.

	By: Name: Title:	/s/ Alan P. Magerman Alan P. Magerman Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
2.1	Agreement and Plan of Reorganization Among Xenonics, Inc. and Digital Home Theater Systems, Inc., dated July 24, 2003.(1)
3.1	Articles of Incorporation of Digital Home Theater Systems, Inc., dated as of October 15, 1997.(1)
3.2	Certificate of Amendment of Articles of Incorporation of Digital Home Theater Systems, Inc., dated as of July 23, 2003.(1)
3.3	Bylaws of Digital Home Theater Systems, Inc., dated as of July 23, 2003.(1)
4.1	Specimen Stock Certificate(1)
4.2	Form of outstanding Warrant Certificate of Xenonics Holdings, Inc.(1)
4.3	Form of Participating Dealer’s Warrant Agreement, entered into by Xenonics Holdings, Inc. and certain participating broker-dealers, on July 23, 2003.(1)
4.4	Form of Warrant to Purchase Common Stock of Xenonics Holdings, Inc., dated April 26, 2004, issued to White Rock Capital Partners, L.P.(1)
4.5	Form of Warrant to Purchase Common Stock of Xenonics Holdings, Inc., dated April 26, 2004, issued to Texrock, Ltd.(1)

(1)	Incorporated by reference to Xenonics’ Registration Statement on Form SB-2 (File No. 333-115324).